Exhibit 99.1

View, Inc. Reaches Agreement with Cantor Fitzgerald and RXR

to Become a Private Company

Balance sheet restructuring designed to strengthen View’s financial position

Approvals received from key stakeholders across capital structure

MILPITAS, Calif., April 2, 2024 – View, Inc. (Nasdaq: VIEW) (“View” or the “Company”), a leader in smart building technologies, today announced it reached an agreement with Cantor Fitzgerald, L.P. (“Cantor Fitzgerald”), RXR Realty (“RXR”), and certain of the Company’s stakeholders on the terms of a financial restructuring that is designed to strengthen the firm’s balance sheet and better position View for the future (the “Proposed Transaction”).

To ensure a timely process, View and certain of its subsidiaries will commence prepackaged Chapter 11 cases in the District of Delaware. During this time, View expects its operations to continue as normal. View also expects that trade claims will be unaffected, orders will continue to be fulfilled, and customers will continue to be supported.

The Company expects to obtain court approval for the Proposed Transaction within 45 days of April 2, 2024. Shortly thereafter, View expects to emerge as a privately held company with a reorganized board of directors, whereby Howard Lutnick, Chairman & CEO of Cantor Fitzgerald, and Scott Rechler, Chairman & CEO of RXR, will provide support and guidance to View on its operational structure and corporate strategy.

“Today’s announcement marks the culmination of a thorough strategic review of our business operations to help ensure we have the proper capital structure going forward,” said Dr. Rao Mulpuri, CEO of View. “With the support of Cantor Fitzgerald and RXR, we intend to maximize our business potential with increased financial stability and be better positioned to increase our presence across the real estate ecosystem.”

Dr. Mulpuri continued, “Over the years, we made significant progress in building our business and, today, have well-established products, operations, and customers. We remain committed to our mission of creating smart, healthy and sustainable buildings.”

“We continue to be impressed with View’s products and software services,” said Howard W. Lutnick, Chairman & CEO of Cantor Fitzgerald. “Our financing is intended to allow View to continue to develop their innovative offerings for the real estate industry.”

“View’s smart windows make buildings more sustainable, experiential, healthier, and smarter,” said Scott Rechler, Chairman and CEO of RXR. “We look forward to working closely with Howard Lutnick and Cantor Fitzgerald to help View restructure its balance sheet and emerge with a Company that is fit for the future.”

Transaction Details

The Proposed Transaction would result in View’s existing senior secured term loans and unsecured convertible notes being cancelled and the holders receiving 100% of the equity interests in the reorganized Company and existing equity interests being cancelled.

To facilitate the Proposed Transaction, View, Cantor Fitzgerald, RXR, and certain other investors have executed a Restructuring Support Agreement, dated April 2, 2024 (the “Restructuring Support Agreement”). The parties to the Restructuring Support Agreement represent 90.3% of the Company’s noteholders and 100% of the Company’s term lenders.

The Proposed Transaction would be implemented through a court-supervised process and, as such, the Company and certain of its subsidiaries will commence prepackaged Chapter 11 cases in the District of Delaware. Cantor Fitzgerald, RXR, and other investors have committed to provide debtor-in-possession financing to fund the Chapter 11 cases and the Proposed Transaction contemplates additional new money contributions in connection with emergence.

Additional Information

Additional details regarding the Proposed Transaction can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2024.

As previously announced, by letter dated January 26, 2024, the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) determined to delist View’s securities from Nasdaq. View previously requested a hearing before the Nasdaq Hearings Panel, which request stayed the Staff’s delist determination at least pending completion of the hearing and the expiration of any extension that may be granted. On April 2, 2024, View withdrew from its hearing before the Nasdaq Hearings Panel in connection with the commencement of the Chapter 11 cases.

Additional information on the Chapter 11 cases, including court filings and other information related to the proceedings, will be available on a website administrated by the Company’s claims agent, Kroll Restructuring Administration LLC, at https://cases.ra.kroll.com/View.

Cole Schotz, P.C. serves as legal advisor and SOLIC Capital serves as financial advisor to View. Sidley Austin LLP serves as legal advisor to Cantor Fitzgerald. Gibson, Dunn & Crutcher LLP serves as legal advisor to RXR.

About View

View is the leader in smart building technologies that transform buildings to improve human health and experience, reduce energy consumption, and generate additional revenue for building owners. View Smart Windows automatically adjust in response to the sun, eliminating the need for blinds and increasing access to natural light. View Smart Windows are installed and designed into 50 million square feet of buildings including offices, hospitals, airports, educational facilities, hotels, and multifamily residences. View Smart Building Cloud connects, manages and optimizes a portfolio of smart buildings with cybersecurity solutions. View Smart Building Cloud enables digitalization of over 100 million square feet of real estate. For more information, please visit: www.view.com.

About Cantor Fitzgerald, L.P.

Cantor Fitzgerald, with over 12,500 employees, is a leading global financial services group at the forefront of financial and technological innovation and has been a proven and resilient leader for over 79 years. Cantor Fitzgerald & Co. is a preeminent investment bank serving more than 5,000 institutional clients around the world, recognized for its strengths in fixed income, equities, capital markets, investment banking, SPAC underwriting and PIPE placements, prime brokerage, commercial real estate, and infrastructure, and for its global distribution platform. Cantor Fitzgerald & Co. is one of 24 Primary Dealers authorized to transact business with the Federal Reserve Bank of New York.

About RXR

RXR is an innovative investor, developer and place-maker committed to applying a customer and community-centered approach to building properties, services, and products that create enduring value for all stakeholders. Headquartered in New York with a national platform strategy, RXR is a 450+ person, vertically integrated operating and development company with expertise in a wide array of value creation activities, including ground up real estate, infrastructure and industrial development, uncovering value in underperforming properties, repurposing well-located iconic properties, incorporating cutting edge technologies and value-added lending. The RXR platform manages 93 commercial real estate properties and investments with an aggregate gross asset value of approximately $18 billion, comprising approximately 30.5 million square feet of commercial properties, a multi-family residential portfolio of approximately 9,400 units under operation or development, and control of development rights for an additional approximately 3,000 multi-family and for sale units as of December 31, 2023. Gross asset value compiled by RXR in accordance with company fair value measurement policy and is comprised of capital invested by RXR and its partners, as well as leverage.

Forward-Looking Statements

Certain information in this press release constitutes forward-looking information. In some cases, but not necessarily in all cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans,” “targets,” “expects” or “does not expect,” “is expected,” “is positioned,” “estimates,” “intends,” “assumes,” “anticipates” or “does not anticipate” or “believes,” or variations of such words or phrases or state that certain actions, events or results “may,” “could,” “would,” “might,” “will” or “will be taken,” “occur” or “be achieved.” In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Forward-looking statements contained in this press release include, without limitation, statements regarding View’s plans regarding the Proposed Transaction and related Chapter 11 proceedings, View’s ability to draw additional funds from Cantor Fitzgerald and RXR and the use of proceeds therefrom. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.

Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by View as of the date of this press release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, the factors described in greater detail in the “Risk Factors” section of View’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023, and View’s subsequent Quarterly Reports on Form 10-Q, which are available at www.sec.gov. These factors are not intended to represent a complete list of the factors that could affect View; however, these factors should be considered carefully. There can be no assurance that such estimates and assumptions will prove to be correct. The forward-looking statements contained in this press release are made as of the date of this press release and View expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.